Exhibit 10.3
THIRD AMENDMENT
TO
EMPLOYMENT AGREEMENT
This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated the 10th day of August, 2022, is entered into by and between Privia Health Group, Inc. f/k/a PH Group Parent Corp. (“PHG”), Privia Health, LLC (“Privia”) and Shawn Morris (“Executive”). Each of PHG, Privia and Executive may be referred to individually herein as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS, PHG and Executive are parties to that certain Employment Agreement dated April 13, 2018, as amended by that certain First Amendment dated April 23, 2019 and that certain Amendment to the Executive Employment Agreement and Non-Qualified Stock Option Plan Agreement(s) effective April 1, 2020 (collectively, the “Agreement”); and

WHEREAS, PHG desires to assign to Privia all of its rights and to delegate to Privia all of its obligations under the Agreement; and

WHEREAS, Privia desires to accept such assignment of rights and delegation of obligations under the Agreement; and

WHEREAS, Privia and Executive desire to amend the Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto as agree as follows:

1.Assignment and Assumption. PHG hereby assigns, grants, conveys and transfers to Privia all of PHG’s right, title and interest in and to the Agreement, and Executive hereby consents to such assignment. PHG, Privia and Executive agree that (a) Privia shall be substituted for PHG under the Agreement, as if Privia and Executive were the original parties to the Agreement, (ii) Privia hereby accepts such assignment, assumes all of PHG’s duties, liabilities and obligations under the Agreement, and agrees to pay, perform, and discharge, as and when due, all of the obligations of PHG under the Agreement accruing on and after the July 1, 2022, and (c) PHG shall no longer be a party to the Agreement from and after July 1, 2022.

2.Definitions. All references to the “Company” shall mean and refer to Privia Health, LLC, and all references to PH Group Parent Corp. or. Privia Health Group, Inc. shall be deleted and replaced by references to “Privia Health, LLC”.

3.Amendment to Section 7(a). The second sentence of Section 7(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

Therefore, Executive agrees that, during the Employment Period and for eighteen (18) months after Executive's employment with the Company is Terminated (the "Noncompete Period"), Executive shall not, within the Restricted Area (as defined below), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its Subsidiaries as such businesses exist on the date of the Termination or expiration of the Employment Period, including without limitation,

Exhibit 10.3
the business of operating or managing medical groups, health systems, independent physicians associations, or accountable care organizations within any State in the United States in which the Company or any of its Subsidiaries engage in such business, which States as of the July 1, 2022, include California, Florida, Georgia,  Maryland, Montana, Tennessee, Texas, Virginia, and the District of Columbia (the “Restricted Area”).

4.Amendment to Section 10. Section 10 of the Agreement shall be amended such that the address for notice “to the Company” shall be as follows to the Company:

Privia Health, LLC
950 N. Glebe Rd., Suite 700
Arlington, VA 22203
Attn: General Counsel
Email: tbartrum@priviahealth.com

5.Defined Terms. Capitalized terms which are used in this Amendment but are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

6.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof.

7.No Breach. The Parties hereby acknowledge and agree that the change set forth in in this Amendment (a) are voluntary, (b) do not constitute a breach of the Agreement, and (c) do not constitute Good Reason under the Agreement.

8.Ratification of Agreement. Except as expressly modified or amended by this Amendment, all provisions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

9.Counterparts. This Amendment maybe executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[Signature Page to Follow]

Exhibit 10.3

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

EXECUTIVE:

/s/ Shawn Morris
Shawn Morris

PHG:

PRIVIA HEALTH GROUP, INC.

By: /s/ Parth Mehrotra
Name: Parth Mehrotra
Title: President and Chief Operating Officer

PRIVIA:

PRIVIA HEALTH, LLC

By: /s/ Parth Mehrotra
Name: Parth Mehrotra
Title: President and Chief Operating Officer